As filed with the Securities and Exchange Commission on April 17, 2024

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER

THE SECURITIES ACT OF 1933

GENPREX, INC.

(Exact name of registrant as specified in its charter)

Delaware	90-0772347
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

3300 Bee Cave Road #650-227 Austin, Texas 78746
(Address of Principal Executive Offices) (Zip Code)

Genprex, Inc. 2018 Equity Incentive Plan Inducement Stock Options
(Full title of the plan)

J. Rodney Varner Chief Executive Officer 3300 Bee Cave Road #650-227 Austin, TX 78746
(Name and address of agent for service)

(877) 774-4679
(Telephone number, including area code, of agent for service)

Copies to:

Kate Basmagian, Esq. Lowenstein Sandler LLP 1251 Avenue of the Americas New York, New York 10020 Tel: (212) 262-6700

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

Pursuant to General Instruction E of Form S-8, Genprex, Inc. (the “Registrant”) is filing this Registration Statement on Form S-8 (this “Registration Statement”) with the Securities and Exchange Commission (the “Commission”) for the purpose of registering an aggregate of 79,294 shares of the Registrant’s common stock, par value $0.001 per share (the “Common Stock”), which consists of (i) 74,294 additional shares of Common Stock issuable under the Registrant’s 2018 Equity Incentive Plan (the “2018 Plan”), and (ii) 5,000 shares of Common Stock issuable upon the vesting and exercise of outstanding stock options granted as an inducement award by the Registrant to a new employee in accordance with Nasdaq Listing Rule 5635(c)(4) (the “Inducement Award”). The number of shares of Common Stock available for grant and issuance under the 2018 Plan is subject to an automatic annual increase on the first day of each fiscal year beginning in 2019 by an amount equal to the lesser of (i) 5% of the outstanding shares of Common Stock on such date or (ii) an amount determined by the Board of Directors (the “Evergreen Provision”). On January 1, 2024, the number of shares of Common Stock available for grant and issuance under the Plan increased by 74,294 shares and this Registration Statement registers such additional shares of Common Stock, which were available for grant and issuance under the Plan pursuant to the Evergreen Provision as of January 1, 2024. The Inducement Award was approved by the Registrant’s Board of Directors in compliance with and in reliance on Nasdaq Listing Rule 5635(c)(4) and was granted outside of the 2018 Plan.  All share data in this Registration Statement has been adjusted to reflect the one-for-forty (1-for-40) reverse stock split of the Registrant’s issued and outstanding shares of Common Stock effectuated as of 12:01 a.m. Eastern Time on February 2, 2024.

Pursuant to General Instruction E of Form S-8, the contents of the Registration Statements on Form S-8 of the Registrant filed with the Commission on April 2, 2020 (Registration No. 333-237543), on August 16, 2022 (Registration No. 333-266896) and on February 17, 2023 (Registration No. 333-269865), including any amendments thereto or filings incorporated therein, are incorporated herein by this reference to the extent not replaced or changed hereby.

In accordance with the instructional note to Part I of Form S-8 as promulgated by the Commission, the information specified by Part I of Form S-8 has been omitted from this Registration Statement.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

The following documents, which have been filed by the Registrant with the Commission pursuant to the Securities Act of 1933, as amended (the “Securities Act”) and the Securities Exchange Act of 1934, as amended (the “Exchange Act”), are incorporated herein by reference:

●	The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023, filed with the Commission on April 1, 2024;

●

The Registrant’s Current Reports on Form 8-K filed with the Commission on January 5, 2024, January 31, 2024, February 2, 2024, February 5, 2024, February 26, 2024, March 6, 2024 and March 20, 2024 (in each case, other than any portions thereof deemed furnished and not filed); and

●

The description of the Registrant’s Common Stock contained in its Registration Statement on Form 8-A (Registration No. 001-38244) filed with the Commission on October 13, 2017 pursuant to Section 12(b) of the Exchange Act, including any amendments or reports filed for the purpose of updating such description, including Exhibit 4.20 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023 filed with the Commission on April 1, 2024.

All documents filed by the Registrant pursuant to Section 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the filing of this Registration Statement and prior to the filing of a post-effective amendment, which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing such documents, except as to specific sections of such documents as set forth therein; provided, however, that documents or information deemed to have been furnished and not filed in accordance with Commission rules shall not be deemed incorporated by reference into this Registration Statement. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in any subsequently filed document, which also is deemed to be incorporated by reference herein, modifies or supersedes such statement.

Item 8.	Exhibits

Exhibit Number	Description of Exhibit

4.1	Amended and Restated Certificate of Incorporation of the Registrant, dated April 3, 2018, as amended by the Certificate of Amendment of the Amended and Restated Certificate of Incorporation, filed with the Secretary of State of the State of Delaware on January 31, 2024 (incorporated by reference to Exhibit 3.1 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023 filed with the Commission on April 1, 2024).

4.2	Amended and Restated Bylaws of the Registrant, as amended by Amendment No. 1 adopted and approved by the Registrant’s Board of Directors on October 18, 2023 (incorporated by reference to Exhibit 3.1 to the Registrant’s Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2023 filed with the Commission on November 14, 2023).

4.3	Form of Common Stock Certificate of the Registrant (incorporated by reference to Exhibit 4.1 to the Registrant’s Registration Statement on Form S-1 (File No. 333-219386), as amended, originally filed on July 21, 2017).

5.1*	Opinion of Lowenstein Sandler LLP.

23.1*	Consent of WithumSmith+Brown, PC, Independent Registered Public Accounting Firm.

23.2*	Consent of Daszkal Bolton LLP, Independent Registered Public Accounting Firm.

23.3*	Consent of Lowenstein Sandler LLP (included in Exhibit 5.1).

24.1*	Power of Attorney (included on the signature page to this Registration Statement on Form S-8).

99.1	Genprex, Inc. 2018 Equity Incentive Plan, dated April 3, 2018, including Forms of Award Agreements thereunder (incorporated by reference to Exhibit 10.3 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023 filed with the Commission on April 1, 2024.

99.2	Genprex, Inc. Form of Inducement Grant (incorporated by reference to Exhibit 10.4 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023 filed with the Commission on April 1, 2024.

107*	Filing Fee Table.

* Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Austin, State of Texas, on April 17, 2024.

GENPREX, INC. By: /s/ J. Rodney Varner Name: J. Rodney Varner Title: Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints J. Rodney Varner and Ryan Confer, and each of them, as his true and lawful attorney-in-fact and agent with the full power of substitution, for him or her in any and all capacities, to sign any and all amendments to this Registration Statement, including any and all post-effective amendments, and to file such amendments thereto, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or his or her substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ J. Rodney Varner J. Rodney Varner	Chief Executive Officer and Director (Principal Executive Officer)	April 17, 2024

/s/ Ryan M. Confer Ryan M. Confer	Chief Financial Officer (Principal Financial and Accounting Officer)	April 17, 2024

/s/ Brent M. Longnecker Brent M. Longnecker	Director	April 17, 2024

/s/ Jose Antonio Moreno Toscano Jose Antonio Moreno Toscano	Director	April 17, 2024

/s/ Will R. Wilson, Jr. Will R. Wilson, Jr.	Director	April 17, 2024